Exhibit 10.5

PULSE BIOSCIENCES, INC.

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This fifth amendment (this “Amendment”) is entered into effective as of May 12, 2024, by and between Darrin Uecker (“Executive”) and Pulse Biosciences, Inc. (the “Company,” and together with Executive, the “Parties”).

WHEREAS, the Company and Executive entered into an employment agreement dated September 8, 2015 (as amended, the “Employment Agreement”);

WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement related to Executive’s severance benefits;

NOW, THEREFORE, in considerations of the promises, mutual covenants, and above recitals, including Executive’s continued employment, the sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1.	Amendment.

(a) Section 7(a)(i) of the Employment Agreement, titled “Severance Payment,” is hereby amended and restated in its entirety as follows:

(i)          Severance Payment. Executive will receive either (i) twelve (12) months of continuing payment of Executive’s Base Salary (as in effect immediately prior to Executive’s termination), but only if the Involuntary Termination occurs within the twelve (12) month period following a Change of Control, or (ii) three (3) months of continuing payment of Executive’s Base Salary (as in effect immediately prior to Executive’s termination). The payment of the continuing Base Salary will be less applicable withholding taxes and other legally required withholdings.

2.	Full Force and Effect. To the extent not expressly amended hereby, the Employment Agreement as previously amended shall remain in full force and effect.

3.

Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

4.	Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, effective as of the Amendment Date.

PULSE BIOSCIENCES, INC.		EXECUTIVE

/s/ Robert Duggan		/s/ Darrin Uecker
By:	Robert Duggan	By:	Darrin Uecker
Its:	Executive Chairman	Date:	May 12, 2024
Date:	May 12, 2024